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                                 Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 2-96329, 33-29872, 2-63615, 2-84164, 33-23495, 33-49836,
33-54777, 33-57267, 333-02835, 333-14929 and 333-80127), (Form S-3 Nos.
33-25036, 33-44395 and 33-54775) and (Form S-4 Nos. 333-22497, 333-22497-01 and
333-24379) of Pacific Century Financial Corporation and subsidiaries of our report dated January 26, 2001, with respect to the consolidated financial statements of Pacific Century Financial Corporation and subsidiaries included in this Annual Report on Form 10-K for the year ended December 31, 2000.

                                  /s/ ERNST & YOUNG LLP



Honolulu, Hawaii
March 6, 2001